UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

Intelsat S.A.

(Exact Name of Registrant as Specified in Charter)

Luxembourg	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg	L-1246
(Address of Principal Executive Offices)	(Zip Code)

+(352) 27 84 1600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 29, 2011, Intelsat Jackson Holdings S.A. (“Intelsat Jackson”), an indirect wholly owned subsidiary of Intelsat S.A., and Wells Fargo Bank, National Association, as trustee (the “Trustee”), executed a fourth supplemental indenture (the “Fourth Supplemental Indenture”), amending and supplementing the Indenture dated as of October 20, 2009 (the “Indenture”), with respect to Intelsat Jackson’s 8 1/2% Senior Notes due 2019 (the “Notes”). The Fourth Supplemental Indenture amends the Indenture to allow Intelsat Jackson, as permitted by the Securities Act of 1933, as amended, to issue Notes without a Restricted Notes Legend (as defined in the Indenture) in exchange for a like principal amount of Notes that bear a Restricted Notes Legend.

In accordance with the terms of the Indenture as amended and supplemented by the Fourth Supplemental Indenture, on April 29, 2011, Intelsat Jackson completed a mandatory exchange of all of the existing Notes that bear a Restricted Notes Legend (CUSIP Nos. 458207AG2 and G4804YAC2) for Notes that do not bear a Restricted Notes Legend (CUSIP No. 458207AH0). As a result of the mandatory exchange, the Notes are now “freely tradable” without a Restricted Notes Legend and related transfer restrictions.

The foregoing description of the Fourth Supplemental Indenture is not complete and is qualified in its entirety by reference to the Fourth Supplemental Indenture, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document Description

4.1	Fourth Supplemental Indenture dated as of April 29, 2011 between Intelsat Jackson Holdings S.A. and Wells Fargo Bank, National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: April 29, 2011	By:	/s/ Michael McDonnell
	Name:	Michael McDonnell
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Fourth Supplemental Indenture dated as of April 29, 2011 between Intelsat Jackson Holdings S.A. and Wells Fargo Bank, National Association, as trustee.